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                                                            EXHIBIT 99.2


                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Stockholders and Board of Directors
Altai, Inc.

   We have audited the consolidated statements of income, stockholders' equity, and cash flows of Altai, Inc. for the years ended July 31, 1994 and 1993 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Altai, Inc. for the years ended July 31, 1994 and 1993, in conformity with generally accepted accounting principles.


                                   ERNST & YOUNG LLP

Fort Worth, Texas
September 2, 1994